Exhibit 99
News

News Media Contact:
Marc Rice, (404) 223-0230
mjrice@southernco.com

http://www.southernco.com

Investor Relations Contact:
Glen Kundert, (404) 506-5135
gakunder2@southernco.com

                                                                   Nov. 27, 2000



              Southern Company announces target date for spinoff of
                           Southern Energy subsidiary

ATLANTA - Southern Company (NYSE:SO) Chairman and Chief Executive Officer A.W. "Bill" Dahlberg said today the company's management intends to seek approval from the Board of Directors for a complete spinoff of Southern Energy (NYSE:SOE) to take place on or about April 2, 2001.

         Southern Company previously announced that it intended to spin off its remaining ownership of Southern Energy to Southern Company shareholders between April and September 2001. Southern Energy is a global independent power producer and a leading energy marketing and risk-management company with extensive operations in North America, Europe and Asia.

         Southern Energy closed an initial public offering of its common stock on Oct. 2. Total gross proceeds to Southern Energy from the initial public offering and a concurrent securities offering were $1.8 billion.

         Southern Company currently holds 272 million shares, or 80.3 percent, of the outstanding shares of Southern Energy. Some 66.7 million shares -- or
19.7 percent of Southern Energy -- are owned by public investors. In total there are 338.7 million Southern Energy shares outstanding.

         The spinoff must be approved by Southern Company's Board of Directors. The principal factors that the Board will consider in determining whether and when to complete the spinoff include: general market conditions and the relative market prices of Southern Energy's common stock and of Southern Company's common stock; the receipt from the IRS, if required, of a supplemental ruling that the transaction will be tax-free to Southern Company and its shareholders and that the transaction will qualify as a tax-free distribution for U.S. tax purposes;

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NEWS RELEASE                           2                          Nov. 27, 2000



receipt of necessary regulatory orders with terms and conditions acceptable to Southern Company; the absence of any court orders, regulations, adverse regulatory action or contractual restrictions prohibiting or restricting the completion of the spinoff; other conditions affecting Southern Energy or Southern Company; and certain modification of lending agreements that a number of banks have in place with Southern Energy.

         Southern Company is an international energy company that operates more than 48,000 megawatts of electric generating capacity worldwide. Southern Company has operations in 12 countries on five continents. Based in Atlanta, Southern Company is the parent firm of Alabama Power, Georgia Power, Gulf Power, Mississippi Power, Savannah Electric and Southern Energy. Southern Company also provides energy-related marketing, risk-management and technical services in the United States and Europe and offers Southern LINC wireless telecommunications.

Forward-looking Statements

Note: Certain information contained in this release is forward-looking information based on current expectation and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the distribution of Southern Energy shares and the timing of that distribution.

The following factors, in addition to those discussed in the company's Annual Report on Form 10-K for the year ended December 31, 1999, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such forward-looking information: factors related to the spinoff and establishment of the spinoff date as discussed above; the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry and also changes in environmental and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing such laws; current and future litigation, including the EPA civil action against Georgia Power and potentially other of our subsidiaries and the diversity litigation against certain of our subsidiaries; the effects of increased competition in the markets in which Southern Company's subsidiaries operate; the impact of fluctuations in commodity prices, interest rates and customer demand; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to the company; the effects of, and changes in, economic conditions in the areas in which Southern Company's subsidiaries operate; financial market conditions and the results of financing efforts; the timing and acceptance of the company's new product and service offerings; the ability of Southern Company to obtain additional generating

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NEWS RELEASE                            3                         Nov. 27, 2000

capacity at competitive prices; weather and other natural phenomena; and the ability of Southern Company to meet the conditions for the spinoff of Southern Energy, which include regulatory and other approvals.

         The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company.


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